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Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Jan. 7, 2019	Terri Anne Powers, Vice President of Investor Relations 312.889.5244 -- tpowers@diplomat.is
Elizabeth Carr, Corporate Communications Manager 810.768.9871 -- press@diplomat.is

Diplomat Provides Updated 2018 Guidance and Preliminary 2019 Outlook

Chairman & CEO Griffin to Directly Lead CastiaRx Pending Search for New Leadership; Diplomat President Saban, and CastiaRx President and COO Thigpen to Leave Company Effective Immediately.

        FLINT, Mich.—January 7, 2019—Diplomat Pharmacy, Inc. (NYSE: DPLO), is updating its 2018 financial guidance and providing a preliminary 2019 outlook in connection with its presentation today at the JP Morgan Healthcare Conference in San Francisco.

        Diplomat now expects 2018 revenue to be at the lower end of the previously communicated $5.5 to $5.7 billion range and adjusted EBITDA to be at the higher end of the previously communicated $164 to $170 million range.

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  2018 revenue is expected to be within the range of $5.5 billion and $5.6 billion.

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  2018 adjusted EBITDA is now expected to be within the range of $167 million and $170 million, an increase of at least 64% based on the low end of the 2018 range vs. 2017.

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  Diluted GAAP EPS 2018 is expected to range from ($0.08) to $0.00.

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  Net debt, including contingent consideration at December 31, 2018 is expected to be approximately $630 million.

        The company also announced that Joel Saban, president of Diplomat, and Albert Thigpen, president and chief operating officer of CastiaRx, are leaving the company effective immediately. The company has initiated searches for their replacements. Chairman and CEO Brian Griffin will directly oversee CastiaRx and the operational review of that business pending completion of the search.

        Griffin commented, "Diplomat delivered strong revenue and EBITDA growth in 2018 despite challenges in our CastiaRx PBM segment. Solid specialty growth, robust infusion performance, and better than expected synergy capture following completion of the PBM integration drove 2018 results, and investments we have made in sales, systems, processes and facilities are expected to drive future growth and profitability, positioning the company well for 2019 and beyond."

        Griffin noted that Diplomat has been selected by Hospitality Rx as the exclusive provider of specialty pharmacy services for its UNITE HERE HEALTH (UHH) plan members. UHH is a multiemployer union plan that provides health benefits to approximately 250,000 members across the nation.

        In addition, Diplomat announced a partnership today with CSI Specialty Group, a globally recognized specialty pharmacy consulting firm. Diplomat will provide limited-distribution drugs and specialty care management solutions to health system clients.

        "These recent contract awards are evidence that the payer sales strategy launched in early 2018 is gaining traction," said Griffin. "Payers are increasingly interested in Diplomat's specialty and infusion services on a carve-out basis as they focus on improved patient care and driving down total healthcare costs. We continue to see interest and are in discussions with mid and large-tier health plans looking to enhance the management of not only their specialty pharmacy benefit, but also their specialty medical drug benefit. We expect to announce additional awards in the coming months as we leverage coordinated sales and clinical efforts across specialty and infusion."

Preliminary 2019 Outlook

        In 2019, Diplomat expects:

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  Revenue in the range of $5.6 billion to $5.8 billion, representing an approximate 3 percent year-over-year increase based on the midpoints of 2018 and 2019 guidance ranges.

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  Flat to low-single-digit percent year-over-year adjusted EBITDA growth compared to the mid-point of updated 2018 guidance.

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  Achievement of net debt/EBITDA below 3.0x by the end of 2019.

        Griffin commented, "We expect 2019 to be characterized by continued growth in specialty and infusion given our payer-focused strategy, and actions we are taking to return our PBM business to growth." In 2019, Diplomat also expects:

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  Continued sales growth in specialty pharmacy, supported by further penetration in the payer space, particularly with health plans, as the company leverages coordinated sales and clinical efforts across specialty and infusion.

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  Specialty infusion growth should also benefit from growth in key therapeutic areas, additional sales resources added in 2018, further traction from biosimilars, and new limited-distribution drugs, with the potential to expand therapeutic areas and geographically via tuck-in acquisitions.

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  A realignment of the PBM to increase win rates and offset lost business. The company expects to significantly expand experienced sales and account management resources to drive business wins and position the business to return to growth in 2020.

        The preliminary 2019 outlook assumes a revenue contribution from CastiaRx of $450 million to $500 million. The revenue range expected to be generated by CastiaRx includes approximately $200 million in previously disclosed Medicare Part D contract losses, an additional $120 million combined revenue impact from client losses impacting 2019 and the pricing impact of contract renewals, $35 million in January 1, 2019 new business, as well as further awards given a strong pipeline for the remainder of 2019.

Management Changes and CastiaRx Review

        "While we've been seeing some positive signs for the CastiaRx brand and value proposition, there is no question that this segment disappointed in 2018," said Griffin. "We are looking at this business very closely and are taking decisive steps to address its challenges, including key senior management changes. We have also engaged an external consultant with deep PBM operational experience to help implement operational performance improvement initiatives. We expect this review to be completed over the next several weeks and expect to provide an update on the review as part of our Q4 earnings call."

        Commenting on the departures of Saban and Thigpen, "They have contributed much to Diplomat during their tenure and we wish them the best for the future."

        "2019 will be a critical year for CastiaRx to demonstrate positive momentum and I will be personally leading the CastiaRx business on an interim basis, while we evaluate options for permanent leadership. We are focused on finding the right talent to maximize value for patients, payers and shareholders," concluded Griffin.

Presentation Information

        As previously announced, Brian Griffin, Chairman and CEO, and Atul Kavthekar, CFO of Diplomat Pharmacy, Inc., are scheduled to present at the 37th Annual J.P. Morgan Healthcare conference on Monday, Jan. 7, 2019, at 8:00 a.m. PT. The related presentation materials are available on the investor relations section of Diplomat's website at ir.diplomat.is. A live audio webcast of the presentation will also be available on the investor relations section of Diplomat's website at ir.diplomat.is. An archived audio recording and related presentation materials will be online for 90 days at the same URL.

        To learn more about Diplomat, visit diplomat.is.

Forward-Looking Statements

        This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Diplomat's expectations regarding revenues, Adjusted EBITDA, EPS, net debt, market share, new business and contract wins, the expected performance of growth strategies, introduction of new limited-distribution drugs and biosimilars, key employee searches, impact of operational improvement initiatives and results of operational and capital expenditures. The forward-looking statements contained in this press release are based on management's good-faith belief and reasonable judgment based on current information. These statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to adapt to changes or trends within the specialty pharmacy industry; a significant increase in competition from a variety of companies in the health care industry; possibility of client losses and/or the failure to win new business; entry into disadvantageous contracts; our ability to expand the number of specialty drugs we dispense and related services; maintaining existing patients; increasing consolidation in the healthcare industry; significant and increasing pricing pressure from third-party payors; complying with complex and evolving requirements and changes in state and federal government regulations, including Medicare and Medicaid; current or proposed legislative and regulatory policies designed to manage healthcare costs or alter healthcare financing practices; the amount of direct and indirect remuneration fees, as well as the timing of assessing such fees and the methodology used to calculate such fees; the outcome of material legal proceedings; our relationships with wholesalers and key pharmaceutical manufacturers; bad publicity about, or market withdrawal of, specialty drugs we dispense; revenue concentration of the top specialty drugs we dispense; managing our growth effectively; our ability to drive volume through a refreshed marketing strategy in traditional specialty pharmacy; our capability to penetrate the fragmented infusion market; the success of our strategy in the PBM space; failure to effectively differentiate our products and services in the PBM market place; our debt service obligations; our ability to effectively execute our acquisition strategy or successfully integrate acquired businesses, including any delays or difficulties in integrating the combined businesses, and the ability to achieve cost savings and operating synergies and the timing thereof; the dependence on our senior management and key employees and effective succession planning and managing recent turnover among key employees; and the additional factors set forth in "Risk Factors" in Diplomat's Annual Report on Form 10-K for the year ended December 31, 2017 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Except as may be required by any applicable laws, Diplomat assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments, or otherwise.

Non-GAAP Information

        We define Adjusted EBITDA as net income (loss) attributable to Diplomat before interest expense, income taxes, depreciation and amortization, share-based compensation, change in fair value of contingent consideration and other merger and acquisition-related expenses, restructuring and impairment charges, and certain other items that we do not consider indicative of our ongoing operating performance. Adjusted EBITDA is not in accordance with, or an alternative to, accounting principles generally accepted in the United States ("GAAP"). In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items.

        We consider Adjusted EBITDA to be a supplemental measure of our operating performance. We discuss Adjusted EBITDA because it is used by our Board of Directors and management to evaluate our operating performance. Adjusted EBITDA is also used as a factor in determining incentive compensation, for budgetary planning and forecasting overall financial and operational expectations, for identifying underlying trends, and for evaluating the effectiveness of our business strategies. Furthermore, we believe it assists us, as well as investors, in comparing performance from period-to-period on a consistent basis. Other companies in our industry may calculate Adjusted EBITDA differently than we do and these calculations may not be comparable to our Adjusted EBITDA metrics.

        Due to the inherent difficulty of forecasting the timing and amount of certain items that would impact net income, we are unable to reasonably estimate the related impact of such items to net income, the GAAP financial measure most directly comparable to Adjusted EBITDA at this time. Accordingly, we are unable to provide a reconciliation of Adjusted EBITDA to net income with respect to the updated and forward-looking guidance provided herein. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a significant impact on our full-year GAAP financial results.

About Diplomat

        Diplomat (NYSE: DPLO) is the nation's largest independent provider of specialty pharmacy and infusion services. Diplomat helps people with complex and chronic health conditions in all 50 states, partnering with payers, providers, hospitals, manufacturers, and more. Rooted in this patient care expertise, Diplomat also serves payers through CastiaRx, a leading specialty benefit manager, and offers tailored solutions for healthcare innovators through EnvoyHealth. Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: "Take good care of patients and the rest falls into place." Today, that tradition continues—always focused on improving patient care. For more information, visit diplomat.is.

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  Exhibit 99.1